================================================================================
EXHIBIT 23.1



[DALE MATHESON           Partnership of:           Robert J Burkart, Inc.
[CARR-HILTON LABONTE     Alvin F Dale, Ltd.        Peter J Donaldson, Inc.
-------------------      Robert J Matheson, Inc.   Fraser G Ross, Ltd.

James F Carr-Hilton, Ltd
R.J. LaBonte, Ltd.

[CHARTERED ACCOUNTANTS LOGO]



December 15, 2005



U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington  DC  20549


Re: Azzoro Inc. - Form SB-2 Registration Statement
--------------------------------------------------

Dear Sirs:

As an independent registered public accounting firm, we hereby consent to the inclusion or incorporation by reference in this Form SB-2 Registration Statement dated December 15, 2005, of the following:

      Our report to the Stockholders and Board of Directors of Azzoro Inc. dated July 4, 2005 on the financial statements of the Company for the year ended March 31, 2005.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.


Yours truly,


"Dale Matheson Carr-Hilton LaBonte"


Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, Canada







 A MEMBER OF MMGI INTERNATIONAL, A WORLDWIDE NETWORK OF INDEPENDENT ACCOUNTANTS
                              AND BUSINESS ADVISORS



Vancouver   Suite 1700-1140 West Pender Street, Vancouver, B.C., Canada V6E 4G1
Offices:    Suite 610-938 Howe Street, Vancouver, B.C., Canada V6Z 1N9
Surrey      Suite 303-7337 -137th Street, Surrey, B.C., Canada V3W 1A4
Office

Tel: 604 687 4747  Fax: 604 687 4216
Tel: 604 682 2778  Fax: 604 689 2778
Tel: 604 572 4586  Fax: 604 572 4587